UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

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MediXall Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, Florida 33308

(Address of Principal Executive Office) (Zip Code)

(954) 440-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On September 15, 2022, MediXall Group, Inc. (the "Company") announced the departure of Mr. Timothy Hart as Chairman and board member of MediXall. Mr. Hart’s departure was not a result of a disagreement relating to the registrant’s operations, policies or practices. Mr. Hart had served as Director and CFO since the Company’s inception.

On September 15, 2022, upon Mr. Hart’s departure, the Board of Directors ("Board") announced the appointment of John Marino as Chairman of the Board of Directors of MediXall Group, Inc. From 1999 until 2013, he served as President of Transportation Management Services, Inc. (TMS), our wholly owned subsidiary. Prior to joining TMS, Mr. Marino served as the Director of Real Estate and legislative affairs at Patriot Rail Corp., a Boca Raton, Florida based company which is an operator of short line and regional railroads in the U.S. While at Patriot Rail Corp., his responsibilities included management and development of railroad real estate including industrial development as well as rights-of-way management of all easements and encroachments. From 2015 thru 2021 Mr. Marino served as president of Continental Rail LLC, a domestic short line railroad holding company. Mr. Marino holds a B.S. in International Business from American University in Washington D.C. He is a member of the City Tavern Club in Washington D.C. and a member of The Foreign Policy Discussion Group.

On September 15, 2022, the Company appointed Richard Paull, Chief Financial Officer of MediXall Group, Inc., Mr. Paull has over 35 years of accounting and finance experience. His accounting career began in the early 1980’s as a staff accountant with Grant Thornton (formerly Alexander Grant). for 2 years. From there, he moved into private industry with Oxbow Corporation as one of the personal accountants to William I Koch, the founder and Chairman/President/CEO. He worked with the CFO on consolidated reports for Bill, along with setting up the accounting for his America 3 Foundation, Inc a not for profit that which originally oversaw Bill’s challenge of the America’s Cup in 1991-92. Opting out of a relocation, Mr. Paull opened an accounting and tax office in South Florida which provided small to medium corporations’ tax and accounting needs along personal tax services. His client’s included Netstairs.com Inc et al. he was its CFO for 18 years. He assisted with preparation of SEC documents, i.e. Form 10-SB, assisting our periodic auditors, along with day-to-day accounting etc. During this period, various CPA firms also contracted him to assist them and their clients with audits and preparation of SEC 10-Ks and 10-Qs. In fall, 2013, he began consulting with TBG and R3 Accounting on various clients. The tasks included assisting them and the external auditors on the periodic audits and drafting SEC Forms 10-Qs and 10-Ks for them. In fall of 2017 Mr. Paull joined R3 Accounting full time. He assists on an as needed basis with the SEC related reports and filings.

Mr. Paull holds a BS.in Biology and Education from Syracuse University and an MBA Accounting and Taxation from Suffolk University.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2022 and filings with the SEC, including, without limitation, its reports on Forms 8-K and 10-Q, and the S-1 registration filed with the SEC on November 5, 2019, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediXall Group Inc.

Dated: September 16, 2022	By:	/s/ Richard Paull
	Name:	Richard Paull
	Title:	Chief Financial Officer